Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141272) of Switch & Data Facilities Company, Inc. of our report dated March 28, 2007 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 28, 2007